Exhibit (e)(2)

Amended and Restated

Schedule A

to the

Distribution Agreement

by and between

Marshall Funds, Inc.

and

M&I Distributors, LLC

Effective August 4, 2010, Marshall Funds, Inc. will include the following portfolios:

Marshall Large-Cap Focus Fund

Marshall Large-Cap Value Fund

Marshall Large-Cap Growth Fund

Marshall Mid-Cap Value Fund

Marshall Mid-Cap Growth Fund

Marshall Small-Cap Growth Fund

Marshall International Stock Fund

Marshall Emerging Markets Equity Fund

Marshall Core Plus Bond Fund

Marshall Corporate Income Fund

Marshall Aggregate Bond Fund

Marshall Government Income Fund

Marshall Short-Intermediate Bond Fund

Marshall Intermediate Tax-Free Fund

Marshall Short-Term Income Fund

Marshall Ultra Short Tax-Free Fund

Marshall Prime Money Market Fund

Marshall Government Money Market Fund

Marshall Tax-Free Money Market Fund

MARSHALL FUNDS, INC.		M&I DISTRIBUTORS, LLC

By:	/S/ TIMOTHY M. BONIN	By:	/S/ STEPHEN R. OLIVER
Name:	Timothy M. Bonin	Name:	Stephen R. Oliver
Title:	Treasurer	Title:	Vice President